                                  SCHEDULE 14A
                    Information Required in Proxy Statement


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to [SECTION] 240.14a-11(c) or [SECTION] 240.14a-12

        First Virginia Banks, Inc.
         (Name of Registrant as Specified in Its Charter)

Christopher M. Cole, Vice President and Assistant General Counsel
         (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box)

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14-a6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies.


(2) Aggregate number of securities to which transaction applies.


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

(4) Proposed maximum aggregate value of transaction:



(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:


(2) Form, Schedule or Registration Statement No.


(3) Filing Party:


(4) Date Filed:

                           FIRST VIRGINIA BANKS, INC.

                            6400 Arlington Boulevard
                       Falls Church, Virginia 22042-2336




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



                           TO BE HELD APRIL 28, 1995


     The Annual Meeting of Stockholders of First Virginia Banks, Inc. will be held at the main office of First Virginia Banks, Inc., One First Virginia Plaza, 6400 Arlington Boulevard, Falls Church, Virginia in the 5th Floor Auditorium at 10:00 a.m. on Friday, April 28, 1995, for the following purposes:

     (1) To elect Class B directors for a term of three years and one Class A director for a term of two years.

     (2) To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors of First Virginia Banks, Inc. for the year ending December 31, 1995.

     (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

     Stockholders of record at the close of business on February 28, 1995, are entitled to notice of and to vote at the meeting or any adjournments thereof.


STOCKHOLDERS ARE URGED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ADDRESSED AND POSTAGE-PAID ENVELOPE REGARDLESS OF WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING.


                                   By Order of the Board of Directors,



                                                    Thomas P. Jennings
                                                             Secretary


Falls Church, Virginia
March 10, 1995

                           FIRST VIRGINIA BANKS, INC.

                            6400 Arlington Boulevard
                       Falls Church, Virginia 22042-2336


               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of First Virginia Banks, Inc. (hereinafter referred to as "First Virginia") of proxies to be voted at the Annual Meeting of Stockholders of First Virginia to be held at 10:00 a.m. on Friday, April 28, 1995 or any adjournments thereof. The approximate mailing date of this Proxy Statement and the accompanying proxy is March 10, 1995.

     All properly executed proxies in the accompanying form received by First Virginia prior to the meeting will be voted at the meeting in accordance with any direction noted thereon. Proxies on which no specification has been made will be voted for the nominees listed herein as directors and for Item 2 on the proxy. Any stockholder who has executed and delivered a proxy may revoke it at any time before it is voted by attending the Annual Meeting and voting in person or by giving written notice of revocation of the proxy to the Secretary or by submitting to First Virginia a signed proxy bearing a later date.

     Both Common and Preferred stockholders of First Virginia are entitled to vote at the meeting. Each share of Common and Preferred Stock is entitled to one vote on all matters which may come before the meeting. As of February 28, 1995, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were 34,058,880 shares of Common Stock and 73,921 shares of Preferred Stock of First Virginia issued and outstanding. Each share is entitled to one vote. Except for the election of directors, action submitted to a vote of the stockholders will be approved if a quorum is present and the votes cast in favor of the matter constitute a majority of the shares represented at the meeting and entitled to vote on the matter. With respect to the election of directors, the five Class B nominees and the Class A nominee receiving the greatest number of votes cast for the election of directors will be elected, assuming a quorum is present at the meeting. The presence in person or by proxy of a majority of the outstanding shares of Common and Preferred Stock entitled to vote at the meeting will constitute a quorum. Shares for which the holder has elected to abstain or withhold the proxy's authority to vote (but not including broker non-votes) on a matter will count toward a quorum. No person is known by management of First Virginia to own beneficially, directly or indirectly, more than 5% of the outstanding stock of First Virginia.




                           I.  ELECTION OF DIRECTORS


     The Board of Directors is divided into three classes (A, B and C) and was recently expanded from fifteen to sixteen members when Barry J. Fitzpatrick was appointed Chairman and Chief Executive Officer of First Virginia effective January 1, 1995. The term of office for Class B directors will expire at this Annual Meeting. Five persons, four of whom are presently on the Board, have been nominated to serve as Class B directors. The nominee for the Class B director who presently is not on the Board, John B. Melvin, was a director of Farmers National Bancorp ("Farmers") when it merged into First Virginia on December 28, 1994. Under the merger agreement with Farmers, the Director Nominating Committee of First Virginia's Board of Directors is obligated to recommend for nomination and election to First Virginia's Board a member of Farmers' Board designated by Farmers. Farmers designated John B. Melvin and the Director Nominating Committee recommended him for nomination and election. If elected, John B. Melvin will be a Class B director and will replace Richard T. Selden who is no longer eligible for reelection. If elected, the five nominees for Class B directors will serve for a term of three years.

     In addition to the five nominees for Class B directors, Barry J. Fitzpatrick, who became First Virginia's Chairman and Chief Executive Officer on January 1, 1995, has been nominated to serve as a Class A director. If elected, he will serve for a term of two years.

     It is the intention of the persons named in the accompanying form of proxy, unless stockholders specify otherwise by their proxies, to vote for the election of the six nominees named on the next two pages. Although the Board of Directors does not expect that any of the persons named will be unable to serve as a director, should any of them be unable to accept nomination or election, it is intended that shares represented by the accompanying form of proxy will be voted by the proxy holders for such other person or persons as may be designated by the present Board of Directors.

     Certain information concerning the nominees for election at this meeting and the Class C and Class A directors who will continue in office after the meeting is set forth below and on the following pages, as furnished by them.


                                    NOMINEES
                             FOR CLASS B DIRECTORS



     Picture EDWARD L. BREEDEN, III, 60, is a partner in the law firm of Breeden, MacMillan & Green in Norfolk, Virginia, and has been a director of First Virginia since 1982. He is a director of First Virginia Bank of Tidewater, Norfolk, Virginia and of First Virginia Life Insurance Company. He serves on both the Executive Committee and the Public Policy Committee and chairs the Audit Committee. He beneficially owns 65,876 shares of Common Stock. (1)



     Picture GILBERT R. GIORDANO, 66, is a partner in the law firm of Giordano, Bush, Villareale & Vaughan, P.A. in Upper Marlboro, Maryland and has been a director of First Virginia since 1989. He is Chairman of the Board of First Virginia Bank-Maryland, Upper Marlboro, Maryland. He serves on the Audit Committee and the Director Nominating Committee and beneficially owns 199,172 shares of Common Stock. (2)



                                    NOMINEES
                                  (continued)


     Picture ERIC C. KENDRICK, 48, is President of Mereck Associates, Inc., a real estate management and development firm in Arlington, Virginia and has been a director of First Virginia since 1986. He serves on the Management Compensation and Benefits Committee and the Public Policy Committee. He beneficially owns 48,100 shares of Common Stock. (3)



     Picture JOHN B. MELVIN, 70, is Trustee of the Stanley Family Bottling Company Trust. In 1991, he retired as Chairman of the Board, Coca-Cola Bottling Co. of Annapolis, Maryland. He formerly was on the Board of Directors of Farmers National Bancorp (which merged into First Virginia on December 28, 1994) and now is on the Board of Directors of Farmers Bank of Maryland, a subsidiary bank of First Virginia located in Annapolis, Maryland. He beneficially owns 19,620 shares of Common Stock. (4)



     Picture ROBERT H. ZALOKAR, 67, retired as Chairman of the Board and Chief Executive Officer of First Virginia on December 31, 1994. He has been a director of First Virginia since 1959. He serves as Chairman of the Executive Committee and is a member of the Public Policy Committee and the Director Nominating Committee. He beneficially owns 124,267 shares of Common Stock.




                                    NOMINEE
                              FOR CLASS A DIRECTOR


     Picture BARRY J. FITZPATRICK, 55, was appointed Chairman and Chief Executive Officer of First Virginia effective January 1, 1995. He is Chairman of First Virginia Bank in Falls Church and a chairman and/or director of a number of nonbank affiliated companies including First Virginia Services, Inc., First General Mortgage Company and First Virginia Credit Services, Inc. Until his appointment as Chairman and Chief Executive Officer of First Virginia, he was Executive Vice President of First Virginia from May, 1992. He was Senior Vice President and Regional Executive Officer from June, 1982, to May, 1992. He serves on the Executive Committee, the Public Policy Committee and the Director Nominating Committee. He beneficially owns 46,472 shares of First Virginia Common Stock. (5)




                               CLASS C DIRECTORS
                    (Serving until the 1996 Annual Meeting)


     Picture PAUL H. GEITHNER, Jr., 64, is President and Chief Administrative Officer of First Virginia and has been a director of First Virginia since 1984. He also is a director of First Virginia Bank in Falls Church and a director of a number of nonbank affiliates including First Virginia Life Insurance Company, First Virginia Insurance Services, Inc. and First Virginia Mortgage Company. He is a member of the Public Policy Committee and the Executive Committee. He beneficially owns 56,777 shares of Common Stock. (6)




     Picture L. H. GINN, III, 61, is President of Lighting Affiliates, Inc., a distributor of electrical fixtures located in Richmond, Virginia and has been a director of First Virginia since 1978. Mr. Ginn is a retired U.
                         S. Army Reserve Major General. He is Chairman of the Board of First Virginia Bank-Colonial, Richmond, Virginia. He is a member of the Executive Committee and the Director Nominating Committee and beneficially owns 11,686 shares of Common Stock. (7)






                               CLASS C DIRECTORS
                              (continued)


     Picture T. KEISTER GREER, 73, is principal of T. Keister Greer, P.C. in Rocky Mount, Virginia and has been a director of First Virginia since 1976. He is Chairman of the Board of First Virginia Bank-Franklin County, Rocky Mount, Virginia. Mr. Greer is a member of the Public Policy Committee and the Director Nominating Committee and beneficially owns 17,400 shares of Common Stock.
                         (8)



     Picture EDWARD M. HOLLAND, 55, is an attorney in Arlington, Virginia and a member of the Virginia General Assembly (Senate). He has been a director of First Virginia since 1974. He also is a director of First Virginia Bank, Falls Church, Virginia. He serves on the Executive Committee and the Management Compensation and Benefits Committee and beneficially owns 60,979 shares of Common Stock. (9)


     Picture THOMAS K. MALONE, Jr., 75, is retired Chairman and Chief Executive Officer of First Virginia and has been a director of First Virginia since 1957. He is a director of First Virginia Bank in Falls Church, First Virginia Life Insurance Company and First Virginia Mortgage Company. Mr. Malone is Chairman of the Director Nominating Committee and a member of the Executive Committee and the Public Policy Committee. He beneficially owns 44,632 shares of Common Stock. (10)




                               CLASS A DIRECTORS
                    (Serving until the 1997 Annual Meeting)

     Picture E. CABELL BRAND, 71, is President of Recovery and Development Systems, Inc., a company in Salem, Virginia that engages in business and environmental consulting and international development projects. He is a director and Vice Chairman of the Board of First Virginia Bank-Southwest, Roanoke, Virginia and has been a director of First Virginia since 1976. He serves on the Management Compensation and Benefits Committee and the Director Nominating Committee and beneficially owns 5,538 shares of Common Stock. (11)



     Picture ELSIE C. GRUVER, 68, is a community and civic leader in Arlington, Virginia and has been a director of First Virginia since 1973. She is Chairman of the Public Policy Committee and a member of the Audit Committee and beneficially owns 5,936 shares of Common Stock.
                         (12)



     Picture W. LEE PHILLIPS, JR., 59, is a professional engineer and is currently involved in real estate management and home building in Falls Church, Virginia and southern Maryland. He has been a director of First Virginia since 1985 and is a director of First Virginia Bank, Falls Church, Virginia. He serves on the Audit Committee as well as the Management Compensation and Benefits Committee and beneficially owns 8,255 shares of Common Stock. (13)






                               CLASS A DIRECTORS
                                  (continued)


     Picture JOSIAH P. ROWE, III, 67, is Co-Publisher and General Manager of The Free Lance-Star Publishing Co. of Fredericksburg, Virginia and has been a director of First Virginia since 1991. He is a director of First Virginia Bank, Falls Church, Virginia. He serves on the Public Policy Committee and the Director Nominating Committee and beneficially owns 1,500 shares of Common Stock and 100 shares of Preferred Stock.



     Picture ALBERT F. ZETTLEMOYER, 60, is President of the Government Systems Group of UNISYS Corporation in McLean, Virginia and is Executive Vice President of UNISYS Corporation and has been a director of First Virginia since 1978. He serves on the Audit Committee and chairs the Management Compensation and Benefits Committee. He beneficially owns 6,000 shares of Common Stock. (14)



(1) Includes 7,500 shares held by a corporation of which Mr. Breeden is President, 16,325 shares held by two foundations of which Mr. Breeden is Chairman, 16,275 shares held by two trusts of which Mr. Breeden is trustee, and 21,900 shares held by an estate of which Mr. Breeden is the executor.

(2) Includes 4,438 shares held in a trust for his son, 108 shares held by his spouse and daughter, 533 shares held by his spouse and son, 10,188 shares held by the Giordano Family Foundation and 387 shares held by his daughter.

(3) Includes 4,855 shares held by his spouse and 1,729 shares held by a corporation of which Mr. Kendrick is a director and president.

(4)  All of the shares are held in a trust.

(5) Includes options to purchase 28,250 shares of Common Stock which are currently exercisable but does not include options to purchase 8,000 shares of Common Stock which are not currently exercisable.

(6) Includes 29,000 shares held in a revocable trust, 3,974 shares held indirectly through his spouse and options to purchase 21,250 shares of Common Stock which are currently exercisable. It does not include 6,250 stock appreciation rights which are currently exercisable.


(7) Includes 229 shares held indirectly through his spouse and 1,237 shares held by a trust of which Mr. Ginn is trustee.

(8) Includes 5,400 shares of Common Stock held by a trust in which Mr. Greer has a beneficial interest.

(9) Includes 34,479 shares held by a corporation of which Mr. Holland is an officer, director, and owner.

(10) Includes 10,125 shares of Common Stock held jointly with his spouse (shared voting and investment power).

(11) Includes 264 shares of Common Stock held indirectly through his spouse.

(12) Includes 1,782 shares of Common Stock held in a Keogh Plan, 900 shares held in an Individual Retirement Account and 900 shares held in her spouse's Individual Retirement Account.

(13) Includes 3,000 shares held by a trust of which Mr. Phillips is a trustee.

(14) All of the shares held jointly with spouse.


     As of February 28, 1995, executive officers and directors as a group beneficially owned 937,597 shares of Common Stock representing approximately 2.7% of those shares outstanding, of which 175,575 shares represent shares covered by currently exercisable options (or options exercisable within 60 days) and 200 shares of Preferred Stock representing approximately .27% of those shares outstanding. No officer or director owned as much as 1.0% of First Virginia Common Stock. Messrs. Breeden, Greer and Giordano are members of or are associated with law firms which have been in the last two years, and are proposed in the future to be, retained by First Virginia and its subsidiaries. Messrs. Brand, Breeden, Fitzpatrick, Geithner, Ginn, Giordano, Greer, Holland, Malone, Melvin, Phillips, Rowe and Zalokar have been directors of various subsidiaries of First Virginia during the past five years. Ages of the directors are stated as of February 28, 1995.


                BENEFICIAL OWNERSHIP OF NAMED EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the named executives' beneficial ownership of First Virginia Common Stock as of February 28, 1995.

                               Shares of Common Stock of First Virginia
                                         Beneficially Owned
        Name of  Officer             Number *      Percent of Class

        Robert H. Zalokar             124,267        .3630

        Paul H. Geithner, Jr.          56,777        .1658

        Barry J. Fitzpatrick           46,472        .1357

        Shirley C. Beavers, Jr.        36,964        .1080

        Justin C. O'Donnell            18,655        .0545


* The amounts shown represent the total shares owned outright by such individuals together with shares which are issuable upon the exercise of all stock options that are currently exercisable. Specifically, the following individuals have the right to acquire the shares indicated after their names, upon the exercise of stock options: Mr. Zalokar, 0; Mr. Geithner, 21,250; Mr. Fitzpatrick, 28,250; Mr. Beavers, 28,250; and Mr. O'Donnell, 4,150.


               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS


     First Virginia's Board of Directors has a standing Audit Committee, Director Nominating Committee, Management Compensation and Benefits Committee, Public Policy Committee, and Executive Committee.

     The Audit Committee, comprised of Directors Breeden, Giordano, Gruver, Phillips, Selden, and Zettlemoyer, held five meetings during 1994. Functions of the Committee include (1) reviewing with the independent public accountants and management such matters as: the financial statements and the scope of First Virginia's audit, compliance with laws and regulations, and the adequacy of First Virginia's system of internal procedures and controls and resolution of material weaknesses; (2) reviewing with First Virginia's internal auditors the activities and performance of the internal auditors; (3) reviewing with management the selection and termination of the independent public accountants and any significant disagreements between the independent public accountants and management; and (4) reviewing the nonaudit services of the independent public accountant. Under Section 36 of the Federal Deposit Insurance Act, the Audit Committee also performs similar functions for some of the First Virginia member banks.

     The Director Nominating Committee, comprised of Directors Malone, Brand, Ginn, Giordano, Greer, Rowe, and Zalokar, held one meeting in 1994. The functions of the Committee include annually recommending to the Board the names of persons to be considered for nomination and election by First Virginia's stockholders and, as necessary, recommending to the Board the names of persons to be elected to the Board between annual meetings.

     The Management Compensation and Benefits Committee, comprised of Directors Zettlemoyer, Brand, Holland, Kendrick, and Phillips, held two meetings in 1994. The Committee has the authority to establish the level of compensation (including bonuses) and benefits of management of First Virginia. In addition, the Committee has authority to award long-term incentive compensation, e.g., stock options and stock appreciation rights, to First Virginia's management based on such factors as individual and corporate performance.

     The Public Policy Committee, comprised of Directors Gruver, Breeden, Geithner, Greer, Kendrick, Malone, Rowe, and Zalokar, met four times during 1994. This Committee supervises First Virginia's contribution and matching gifts programs. The Committee also monitors the programs developed for affirmative action and compliance with the Community Reinvestment Act and Title VII of the Civil Rights Act of 1964.

     The Executive Committee, comprised of Directors Zalokar, Breeden, Geithner, Ginn, Holland, and Malone, held 11 meetings in 1994. The Committee exercises all of the powers of the Board of Directors when the Board is not in session, except for those powers reserved for the Board under state law and by First Virginia's Articles of Incorporation and Bylaws and those powers delegated to other committees.

     During 1994, there were 12 meetings of the Board of Directors. All directors attended more than 75% of the aggregate total number of meetings of the Board and committees of the Board on which they served.


                            SECTION 16 TRANSACTIONS

     Section 16(a) of the Securities Exchange Act of 1934 requires First Virginia's executive officers and directors to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers and directors are required by SEC regulation to furnish First Virginia with copies of all Section 16(a) forms they file.


     Based on a review of the forms that were filed and written representations from the executive officers and directors, First Virginia believes that during the year 1994 all filing requirements applicable to its officers and directors were met with the exception of Justin C. O'Donnell who reported eight days late to the SEC the sale of 1,800 shares.


                             EXECUTIVE COMPENSATION


     The Summary Compensation Table on the following page shows the annual compensation for the last three fiscal years for First Virginia's Chief Executive Officer and for the four most highly compensated executive officers other than First Virginia's Chief Executive Officer:





                           SUMMARY COMPENSATION TABLE

                              Annual Compensation   Long Term Compensation

     (a)                          (b)      (c)                   (d)            (e)            (f)                 (g)

                                                                               Other
Name                                                                           Annual         Options/             All Other
and                                                                            Compen-        SARs                 Compen-
Principal                                                                      sation         Awarded              sation
Position                          Year    Salary ($) (1)      Bonus ($) (2)    ($) (3)        (#)                  ($) (4)

Robert H. Zalokar                 1994    530,000             297,933          9,429             0                  98,214
Chairman and Chief Executive      1993    500,000             306,388          8,509             0                 108,901
Officer of First Virginia until   1992    490,000             270,714         10,608             0                  93,979
his retirement on 12/31/94.


Paul H. Geithner, Jr.             1994    335,000             114,495          5,814             0                  57,152
President of First Virginia       1993    315,000             131,679          5,583           10,000               60,347
                                  1992    300,000             113,050          3,987             0                  52,513


Barry J. Fitzpatrick              1994    209,000             125,144          6,135             0                  24,691
Executive Vice President          1993    189,000              90,406         69,099           10,000               25,203
of First Virginia.  Appointed     1992    169,310              72,830         29,236             0                  18,723
Chairman and Chief Executive
Officer of First Virginia
effective 1/1/95


Shirley C. Beavers, Jr.           1994    209,000              94,952          6,919             0                  25,963
Executive Vice President          1993    189,000              90,406          6,045           10,000               31,385
of First Virginia and             1992    175,769              72,830          5,160             0                  26,112
President, First Virginia
Services, Inc.


Justin C. O'Donnell               1994    208,830              19,286          5,725             0                  31,590
Senior Vice President of          1993    202,600              45,386          5,437            2,000               33,604
First Virginia and President      1992    192,950              43,394          4,089             0                  30,549
and Chief Executive
Officer of First Virginia Bank


     (1) The Salary Column (Column (c)) includes the base salary earned by the executive officer, which includes amounts that are deferred under the First Virginia Banks, Inc. Employees Thrift Plan and the First Virginia Pre-Tax Health Benefit Plan.

     (2) The Bonus Column (Column (d)) includes the amount earned as a bonus for that year even if paid in the following year. It also includes amounts earned for that year under the First Virginia Banks, Inc. Profit Sharing Plan.


     (3) The Other Annual Compensation Column (Column (e)) includes the amount of taxes paid by First Virginia for certain benefits.

     (4) The All Other Compensation Column (Column (g)) includes the amount paid by the employer under the First Virginia Banks, Inc. Employees Thrift Plan which, for each of the named officers, was $6,750. It also includes the amounts paid by the employer under the First Virginia Supplemental Benefits Plan. This plan provides supplemental retirement benefits for those key officers who are restricted from receiving further benefits under the Thrift Plan as a result of the $9,000 limitation on pretax contributions imposed by the Internal Revenue Code for 1994. For 1994, these amounts were: for Mr. Zalokar, $30,673; Mr. Geithner, $13,586; Mr. Fitzpatrick, $8,073; Mr. Beavers, $3,134; and Mr. O'Donnell, $3,125. It also includes the premium amounts paid by the employer under the First Virginia Split Dollar Life Insurance Plan. For 1994, these amounts were: for Mr. Zalokar, $41,410; Mr. Geithner, $27,916; Mr. Fitzpatrick, $8,524; Mr. Beavers, $14,720; and Mr. O'Donnell, $15,194. It also includes the "above-market" earnings on deferred compensation earned during 1994. These amounts were: for Mr. Zalokar, $19,381; Mr. Geithner, $8,900; Mr. Fitzpatrick, $1,344; Mr. Beavers, $1,359; and Mr. O'Donnell, $6,521.


                  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     The following table shows for each of the named executive officers the number of shares of First Virginia Common Stock acquired upon the exercise of stock options and stock appreciation rights during 1994, the value realized upon their exercise, the number of unexercised stock options and SARs at the end of 1994 and the value of unexercised "in-the-money" stock options and SAR rights at the end of 1994. Stock options or freestanding SARs are considered "in-the-money" if the fair market value of the underlying securities exceeds the exercise price of the option or SAR. No stock options were granted during 1994. Some of the stock options which were granted to First Virginia's executive officers include a provision that would accelerate the vesting of the options upon a "change in control" of First Virginia. A "change in control" is defined to mean a change of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, or a similar reporting requirement. The table includes Mr. Geithner's ownership of 8,750 exercisable freestanding SARs at yearend whose value was $112,291. There were no other exercisable freestanding SARs owned by any of the named executive officers at yearend.

                  AGGREGATED OPTIONS/SAR EXERCISES IN 1994 AND
                           YEAREND OPTIONS/SAR VALUES

                                                                                 Value of
                                                              Number of          Unexercised In-the-
                                                              Unexercised        Money Options/
                                                              Options/SARs       SARs at
                          Shares                              Yearend (#)        Yearend ($)
      Name                Acquired on                         Exercisable/       Exercisable/
                          Exercise(#)   Value Realized ($)    Unexercisable      Unexercisable
 Robert H. Zalokar             5,213        $ 99,529          0                  0

 Paul H. Geithner, Jr.         5,104        $197,552          20,000/10,000      $212,604/0

 Barry J. Fitzpatrick          3,000        $ 38,875          26,250/10,000      $319,563/0

 Shirley C. Beavers, Jr.         0             0              26,250/10,000      $322,188/0

 Justin C. O'Donnell           3,781        $ 143,625         9,000/2,000        $139,000/0

      PENSION AND THRIFT PLANS AND SUPPLEMENTAL COMPENSATION ARRANGEMENTS




     The following table shows the estimated annual benefit payable upon retirement under the First Virginia Pension Trust Plan based on specified remuneration and years of credited service classifications, assuming a participant retired on December 31, 1994 at age 65. The table ends at an average annual pay of $150,000 since effective January 1, 1994, compensation in excess of that amount is not taken into account under the Plan because of IRS regulations. Credited service in excess of thirty years is also not taken into account in determining benefits under the Plan.

            ANNUAL BENEFITS UNDER FIRST VIRGINIA'S PENSION TRUST PLAN

Average
Annual Pay   10 Years   15 Years  20 Years   25 Years   30 Years
for Past        of         of        of         of         of
60 Months     Service    Service   Service    Service    Service

$125,000      $18,784    $28,177   $37,569    $46,961    $56,353

$150,000      $22,784    $34,177   $45,569    $56,961    $68,353


     Under the First Virginia Pension Trust Plan, a participant retiring at age 65 with 30 years of credited service under the Plan will receive a maximum annual pension benefit equal to 1.1% of his average annual pay multiplied by 30 years of credited service plus 0.5% of his average annual pay in excess of his covered compensation multiplied by 30 years of credited service. The calculation of "average annual pay" is based on annual compensation for the highest five consecutive years out of the participant's final 10 years of service. "Covered compensation" is calculated by multiplying the annual average of Social Security taxable wage bases in effect for the 35 years ending with the last day of the year in which the participant attains Social Security retirement age.

     Remuneration on earnings determining pension benefits under the Plan includes salaries and bonuses (which are listed in the Summary Compensation Table) but it also includes any other taxable compensation including compensation resulting from the exercise of nonqualified options and SARs. Credited service as of December 31, 1994 for each of the named executives was as follows: Mr. Zalokar, 32 years; Mr. Geithner, 26.3 years; Mr. Fitzpatrick, 25.4 years; Mr. Beavers, 25.3 years and Mr. O'Donnell, 12.3 years. If a participant retired on December 31, 1994 under the Plan, the participant would receive the greater of (1) that participant's accrued benefits as determined by using the Summary Compensation Table and the pension table in conjunction with the formula described above or (2) that participant's accrued benefits as of December 31, 1993, which for the named executive officers, was as follows: Mr. Zalokar $102,060, Mr. Geithner $85,524, Mr. Fitzpatrick $69,988, Mr. Beavers $75,610,
and Mr. O'Donnell $38,013. Except for individual supplemental compensation agreements which are described below, First Virginia does not have a supplemental pension plan which would provide supplemental pension benefits to executive officers in excess of IRS prescribed limits.

     Messrs. Zalokar, Geithner and Fitzpatrick have supplemental compensation agreements with First Virginia which will provide them with supplemental retirement benefits in addition to those pension benefits described above. Mr. Zalokar retired effective December 31, 1994 and will be receiving a benefit of $521,316 per year for his life under his supplemental compensation agreement in addition to his pension benefit of $102,060 per year from the First Virginia Pension Trust Plan. When requested, Mr. Zalokar is required to provide consulting services under his supplemental compensation agreement.

     Under Mr. Geithner's agreement, if he retires, resigns or leaves First Virginia for any reason, he is entitled to receive for the rest of his life supplemental compensation equal to 60% of the average of his highest five years of annual salary. Highest annual salary includes wages, bonuses and any other compensation that is included in his IRS Form W-2 (including compensation arising from the exercise of SARs and nonqualified options) plus any amounts deferred under First Virginia's key employee salary reduction deferred compensation plans. The amount of benefit Mr. Geithner would receive under his agreement would be reduced by the amount Mr. Geithner would receive under the First Virginia Pension Trust Plan. After receiving benefits, should Mr. Geithner die, his wife would be entitled to one-half of his total annual benefit for the rest of her life. Under his agreement, once benefits begin to be paid, Mr. Geithner is to remain available to provide consulting and advisory services if he is physically and mentally capable of doing so. Furthermore, his benefits are forfeitable under certain circumstances.

     Under Mr. Fitzpatrick's agreement, if he resigns, retires or leaves First Virginia for any reason after reaching the age of 62, he is entitled to receive for the rest of his life supplemental compensation equal to sixty percent of the average of his highest five years of annual salary and bonus. Highest annual salary includes salary and bonus and any profit sharing payments received under the First Virginia Profit Sharing Plan but does not include any other form of compensation that is not salary or bonuses, such as compensation arising from the exercise of SARs and nonqualified options. Mr. Fitzpatrick can also receive his benefits under his agreement prior to age 62 if there is a "change in control," if he becomes totally and permanently disabled, or if he is dismissed or requested to leave his employment without "just cause." A "change in control" is defined to mean a change of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934; provided, however, that a change in control shall be deemed to occur if any person (other than First Virginia or any present director or officer of First Virginia) becomes the beneficial owner of 25% or more of the voting stock of First Virginia or if, during any two consecutive years, the individuals who constitute First Virginia's Board at the beginning of such period should cease to constitute a majority of the Board, unless the election of each subsequent director has been approved in advance by directors representing at least two thirds of the directors then in office who were directors at the beginning of the two-year period. The amount of benefit Mr. Fitzpatrick would receive under his agreement would be reduced by the amount he would receive under the First Virginia Pension Trust Plan. After receiving benefits, should Mr. Fitzpatrick die, his wife would be entitled to one-half of his total annual benefit for the rest of her life. Under his agreement, once benefits begin to be paid, Mr. Fitzpatrick is to remain available to provide consulting and advisory services if he is physically and mentally capable of doing so. Furthermore, his benefits are forfeitable under certain circumstances.

     Executive officers, like other employees of First Virginia, are eligible to participate in the First Virginia Banks, Inc. Employees' Thrift Plan ("Thrift Plan"). Under the Thrift Plan, employees of First Virginia and its subsidiaries who have completed one year of service can contribute up to six percent of their compensation and receive matching employer contributions equal to 50% of their employee contributions. For years when First Virginia meets an earnings test under the Thrift Plan, First Virginia contributes 75% of employee contributions. The Thrift Plan complies with Section 401(k) of the Internal Revenue Code so that employee contributions can be made on a pretax basis. Employees can direct the investment of their contributions and the matching employer contributions into one or more of three funds that are administered by the Trust Department of First Virginia Bank. Reference is made to footnote 4 of the Summary Compensation Table for the amount of contributions made on behalf of the named executive officers under the Thrift Plan.

     First Virginia also maintains a First Virginia Supplemental Benefits Plan which provides supplemental retirement benefits for those key officers who are restricted from receiving further benefits under the Thrift Plan as a result of the $9,000 limitation on pretax contributions imposed by the Internal Revenue Code for 1994. Under the First Virginia Supplemental Benefits Plan, executive officers can continue to make pretax contributions in excess of the IRS limits imposed on the Thrift Plan and receive matching contributions from First Virginia identical to what they would have received if they were in the Thrift Plan and there were no limitations on contributions. Reference is made to Footnote 4 of the Summary Compensation Table for the amount of the employer and employee contributions made on behalf of the named executive officers under the First Virginia Supplemental Benefits Plan.



                DIRECTORS' COMPENSATION, CONSULTING ARRANGEMENTS
             AND PLANS WHICH INCLUDE CHANGE IN CONTROL ARRANGEMENTS

     For 1995, directors of First Virginia who are not salaried officers will be paid an annual retainer of $14,000 per year, a fee of $850 for each meeting of the Board of Directors attended, and a fee of $700 for each meeting of a Committee of the Board of Directors attended. Committee chairmen will receive $850 for each committee meeting they chair. Directors are reimbursed for out-of-town expenses incurred in connection with Board and Committee meetings. Directors can participate in First Virginia's deferred compensation plans which allow them to defer their retainers and fees.

     During 1994, Edwin T. Holland, the founder and former Chairman and Chief Executive Officer of First Virginia, and Thomas K. Malone, Jr., former Chairman and Chief Executive Officer of First Virginia, were paid $144,108 and $109,896 respectively under their supplemental compensation agreements, in addition to the amounts they received from the First Virginia Pension Trust Plan. When requested, both Holland and Malone are required to provide consulting services under their supplemental compensation agreements.

     During 1994, Virginia H. Brown, formerly Virginia H. Beeton, received $71,000 pursuant to her former husband's Supplemental Retirement Agreement with First Virginia in addition to what she received from the First Virginia Pension Trust Plan. Her former husband, Ralph A. Beeton, was Chairman and Chief Executive Officer of First Virginia.

     First Virginia also has two key employee salary reduction deferred compensation plans, one of which began in 1983 and the other in 1986, and two directors' deferred compensation plans, one of which also began in 1983 and the other in 1986, ("Deferred Compensation Plans") for key employees of First Virginia and its subsidiaries and for directors of First Virginia. Under the Deferred Compensation Plans, participants elect to defer some or all of their compensation from First Virginia, and First Virginia agrees to pay at normal retirement age or earlier (or to participant's beneficiary or estate on participant's death) a sum substantially in excess of what each participant has deferred. To fund the benefits under the Deferred Compensation Plans, First Virginia has purchased life insurance contracts on the lives of the participants, with First Virginia as the beneficiary. For the period ending December 31, 1994, none of the executive officers of First Virginia deferred any compensation under the Deferred Compensation Plans. However, one of the named executive officers, Mr. Zalokar, did receive a payment of $84,630 during 1994 under his deferred compensation agreement.

     The 1983 deferred compensation plans include a provision regarding "change in control," which is defined to include, among other things, an acquisition by one person or group of 25% of the voting power of First Virginia's outstanding securities. Generally, the 1983 Key Employee Salary Reduction Deferred Compensation Plan requires that an employee continue his/her position with First Virginia and/or its subsidiaries until retirement in order to receive his/her benefits. If there is a "change in control" of First Virginia, and a director is terminated under the directors' plan, or in the case of the employee plan, an employee is terminated "without cause" or the employee terminates his/her employment for "good reason," as those terms are defined under the employee plan, then the director or employee, as the case may be, becomes entitled to his/her benefits under the 1983 Deferred Compensation Plans at retirement, notwithstanding the fact that his/her affiliation with First Virginia has terminated.

     First Virginia has a Split Dollar Life Insurance Plan ("Split Dollar
Plan") which currently includes 19 executive employees (three of whom have retired) including those named in the Summary Compensa- tion Table. Under the Split Dollar Plan, an executive can purchase ordinary life insurance policies with coverage of at least two times what is projected to be the executive's base salary at retirement, up to a limit of $1,000,000. A portion of the premiums will be loaned to the executives by First Virginia up to the later of ten years or the executive's retirement date. At the end of this period, if assumptions about mortality, dividends and other factors are realized, First Virginia will recover all of its loans for premiums from the cash value of the policy. The policy will then be transferred to the executive, who will pay all further premiums, if any, under the policy. Executives who participate in the Split Dollar Plan forego any insurance coverage over $50,000 under the First Virginia Group Life Insurance Plan. During 1989, the Split Dollar Plan was amended so that in the event of a "change in control," which term is defined in the same manner as the 1983 deferred compensation plans, only the executive would have the right to terminate the policy.

     First Virginia's Board of Directors approved in 1992 the establishment of a trust with Chemical Bank as the trustee to partially secure the benefits of some of First Virginia's nonqualified compensation plans, including the Deferred Compensation Plans and the First Virginia Supplemental Benefits Plan, in case of a change in control. Under the trust agreement establishing the trust, if a "change in control" takes place, the trustee would pay the benefits under the covered compensation plans out of the trust assets that have been contributed to the trust by First Virginia, if First Virginia refused to pay the benefits. The trust is considered a "grantor trust" subject to the claims of First Virginia's general creditors. For accounting purposes, the trust assets are considered corporate assets and, therefore, no balance sheet impact to First Virginia will result from the establishment of the trust. The trust agreement does not include a provision which would accelerate the vesting or payment of any of the benefits under the covered compensation plans in case of a change in control. During 1994, First Virginia contributed approximately $1,462,377 to the Trust.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of First Virginia's Management Compensation and Benefits Committee are E. Cabell Brand, Edward M. Holland, Eric C. Kendrick, W. Lee Phillips, Jr. and Albert F. Zettlemoyer. Edward M. Holland is the son of Edwin T. Holland, the founder and former Chairman and Chief Executive Officer of First Virginia. As noted above, Edwin T. Holland receives a fee from First Virginia pursuant to a Supplemental Compensation Agreement. Also, as noted above, Edward M. Holland's sister, Virginia H. Brown, receives a benefit pursuant to her former husband's Supplemental Retirement Agreement with First Virginia. Albert F. Zettlemoyer's daughter is an officer of First Virginia
Bank. None of the members of the Management Compensation and Benefits Committee served as members of the compensation committees of another entity. No executive officer of First Virginia served as a director of another entity that had an executive officer serving on First Virginia's compensation committee. No executive officer of First Virginia served as a member of the compensation committee of another entity which had an executive officer who served as a director of First Virginia.


                 MANAGEMENT COMPENSATION AND BENEFITS COMMITTEE
                       REPORT CONCERNING FIRST VIRGINIA'S
                         EXECUTIVE COMPENSATION POLICY


     The Management Compensation and Benefits Committee (the "Committee") of the Board of Directors establishes the policy for the compensation of the executive officers of First Virginia. It is also responsible for administering most of First Virginia's executive compensation programs. The Committee is composed entirely of outside directors who are not eligible, with the exception of the directors' deferred compensation plans, to participate in the plans over which it has authority.

     The overall goal of First Virginia's compensation policy is to motivate, reward and retain its key executive officers. The Committee believes this should be accomplished through an appropriate combination of competitive base salaries and, at times, both short term and long term incentives.

     The primary components of First Virginia's executive compensation program are base salaries, bonuses, (e.g. short term compensation), and equity compensation (e.g. long term compensation). Executive officers also participate in other broad based employee compensation and benefit programs. Since no First Virginia executive had compensation in 1994 which in total exceeded one million dollars and since no executive is expected to be compensated in excess of that amount in 1995, the Committee did not consider the effect of the one million dollar deduction limitation under Section 162(m) of the Internal Revenue Code in determining executive compensation nor did they establish any specific policy regarding the deductibility of executive compensation.


BASE SALARY

     The Compensation Committee's policy for determining base salaries is to consider two primary factors:

     (1)  the degree of responsibility the executive officer has; and
     (2) the compensation levels of corresponding positions at other banking companies of comparable size that compete with and serve the same markets as First Virginia. This "Local Peer Group" of companies consists of Central Fidelity Banks, Inc., Crestar Financial Corporation and Signet Banking Corporation based in Virginia, First Maryland Bancorp and Mercantile Bankshares Corporation based in Maryland, and First Tennessee National Corporation and First American Corporation of Tennessee. Base salaries are targeted to be the median salaries of corresponding positions in the "Local Peer Group." For 1994, Mr. Zalokar's base salary was $530,000, which was approximately the median for salaries paid to his counterparts in the "Local Peer Group."


SHORT TERM INCENTIVES/BONUSES

     The Committee grants bonuses to the executive officers and CEO based on the extent to which First Virginia achieves or exceeds annual performance objectives. The Compensation Committee may award bonuses to the CEO and to the executive officers if First Virginia achieves a return on total average assets
(ROA) of at least 1% (the same basis for determining payments of profit sharing to all employees). ROA generally is considered by the Committee to be the most important single factor in measuring the performance of a banking company, and achievement of a 1% ROA generally is considered by the Committee to be the mark of a good performing banking company.

     Bonus awards are based on the following:

     (a) The Committee establishes target amounts each year for return on average assets ("ROA"), return on total stockholders' equity ("ROE"), asset quality and capital strength consistent with First Virginia's Profit Plan target amounts. Up to 50% of an executive's salary may be awarded if the corporation achieves an ROA equivalent to 80% or more of ROA target amount for the year. For the chief executive officer, First Virginia would also have to achieve 80% of targeted amounts for ROE, asset quality (as determined by the ratio of nonperforming assets to total loans (NPA ratio) and net loan charge-offs (CO ratio)) and capital strength (based on the average equity to asset ratio (Equity/asset ratio) and the Tier I risk based capital ratio); or

     (b) Up to 30% of an executive's salary may be awarded based on the degree to which First Virginia's earnings, asset quality and capital ratios exceed the average for the other major banking companies based in the Southeast, the "Southeastern Regional Peer Group," as compiled by Keefe, Bruyette and Woods, the New York securities firm which specializes exclusively in the banking and thrift industry; or

     (c) Up to 20% of an executive's salary may be awarded at the discretion of the Committee based on an individual executive's performance.

     Within the above parameters, at the beginning of each year the Committee establishes a base target bonus at an arithmetic base return on assets for each executive officer and the CEO. At the end of the year, the Committee considers a preliminary bonus after taking into account the base target bonus, First Virginia's return on assets for the year and a set relationship between that return on assets and the arithmetic base return on assets.

     The Committee then exercises its judgment in light of the foregoing parameters and other considerations, including the Committee's view of individual performance and potential and the recommendations of the CEO for the executive officers (other than himself), to reach a bonus decision for each executive officer and for the CEO. The Committee does not use a formula to determine a final bonus decision. In 1994, the final bonus decision for each of the named executive officers was at variance to the preliminary target bonus amounts. Among other things, Mr. Zalokar's bonus reflected First Virginia's success in achieving a 1.59% return on assets and the other above described results. Consistent with the Committee's avoidance of a strict formula approach, no specific weighting among the above 50%, 30% and 20% factors was specified. The Committee believes that the use of the above approach provides a clearly defined and effective method of motivating First Virginia's management.

     Listed below are the annualized ratios for First Virginia and the Southeastern Regional Peer Group based on results for the first nine months of 1994, the latest data available to the Committee at the time the incentive awards were considered.


                                 First Virginia

                       Profit Plan
                       or Target                     KBW Southeastern
                       Amount         Actual         Regional Peer Group

Earnings
     ROA                1.56%          1.59%          1.26%
     ROE               15.27%         15.89%         15.38%

Asset Quality
     NPA                 .60%           .54%           .88%
     CO                  .15%           .11%           .13%

Capital
 Equity/Asset Ratio     8.5 %         10.02%          8.01%
 Tier I Risk Based     10.0 %         15.86%         11.25%
      Capital


     Based on First Virginia's results, the Committee awarded Mr. Zalokar a bonus of $275,000.

LONG TERM COMPENSATION/STOCK OPTIONS

     The Committee believes that the granting of stock options is the most appropriate form of long term compensation for executives and that such awards of equity encourage the executive to achieve a significant ownership stake in the success of First Virginia.

     Equity compensation awards may be made only if First Virginia performs competitively with the weighted average of the returns reported by the major competitors in its banking markets (Central Fidelity, Signet, Crestar, Mercantile Bancshares, First Tennessee and First American of Tennessee) and of the KBW Southeastern Regional Peer Group. The performance ratios are weighted as follows: ROA 35%, ROE 25%, five year cumulative total return to shareholder ("Five Year Return") 15%, Nonperforming Asset Ratio 15% and Charge-off Ratio 10%. The following table shows the performance ratios of First Virginia and average for its major market area competitors of comparable size for the first nine months of 1994:



                                                    Market Area
                            First Virginia          Major Competitors

     ROA                       1.59%                  1.31%
     ROE                      15.89%                 14.99%
     Five Year Return        211.48%                211.34%
     NPA                        .54%                  1.18%
     CO                         .11%                   .33%


     As of September 30, 1994 (the latest date information is available for the peer group), the weighted average of the performance factors for First Virginia was 146.77% of the peer group.

     The Committee decided this year not to grant any stock options to executives even though the above-described results for the Corporation were competitive with the results of the major competitors in its market area. The Committee did not consider an executive officer's current stock-based holdings, or the relationship of the above results of First Virginia to those of its market area major competitors, in reaching this decision.

                                        E. Cabell Brand
                                        Edward M. Holland
                                        Eric C. Kendrick
                                        W. Lee Phillips
                                        Albert F. Zettlemoyer


                               PERFORMANCE GRAPH

     The following performance graph compares the yearly percentage change in First Virginia's cumulative total shareholder return on its Common Stock with
(1) the cumulative total return of a broad market index that includes companies whose equity securities are traded on the same exchange or are of comparable market capitalization and (2) the cumulative total return of a published industry or line-of-business index.



                           FIRST VIRGINIA BANKS, INC.
                CALCULATION OF FIVE YEAR CUMULATIVE TOTAL RETURN
                          YEAR ENDED DECEMBER 31, 1994

                (GRAPH AS DEFINED BY THE FOLLOWING DATA POINTS)



                                  Cumulative total shareholder return
                                  First          S&P
                                  Virginia       400
                                  Banks         MidCap       KBW 50

1990                              80.01         94.88          71.81
1991                             130.38        142.41         113.67
1992                             208.55        159.38         144.84
1993                             192.35        182.00         152.86
1994                             194.69        175.00         144.76

     First Virginia believes the most appropriate equity market indices to be used to measure the price performance of First Virginia's Common Stock are the "S&P MidCap 400" and the "KBW 50." First Virginia is included as a component of the S&P MidCap 400.

     The Standard & Poor MidCap 400 is comprised of 400 securities with market value between approximately $200 million and $4 billion. First Virginia considers it more representative of companies its size (yearend 1994 market capitalization of approximately $1.090 billion) than the S&P 500 index which is heavily dominated by large capitalization stocks (the 50 largest stocks account for 50% of the total value of the S&P 500). Also, financial stocks represent approximately 15% of the S&P MidCap 400 index.

     The KBW 50 is an index comprised of 50 banking companies, including all the money center banks and most large regional banks. It was developed by Keefe, Bruyette & Woods, a New York securities firm which specializes exclusively in the banking and thrift industry. The KBW 50 is considered more representative of price performance of the major banking companies in America. As is the case with the S&P MidCap 400 index, the KBW 50 is a market capitalization weighted index and assumes quarterly reinvestment of dividends.

     As indicated in the Management Compensation and Benefits Committee Report above, return on average assets (ROA) is an important factor for determining First Virginia's performance and for determining short term and long term compensation for First Virginia's executive officers. The following chart compares First Virginia's ROA during the period 1990-1994 with the KBW Southeastern Regional Peer Group and with a local peer group consisting of Central Fidelity Banks, Inc., Crestar Financial Corporation, Signet Banking Corporation, Mercantile Bankshares Corporation, First Tennessee National Corporation and First American Corporation of Tennessee. As noted in the Management Compensation and Benefits Committee Report, the Compensation Committee compared First Virginia's ROA with both these groups as part of their evaluation of executive compensation.




                           FIRST VIRGINIA BANKS, INC.
               CALCULATION OF FIVE YEAR RETURN ON AVERAGE ASSETS
                          YEAR ENDED DECEMBER 31, 1994





                (GRAPH AS DEFINED BY THE FOLLOWING DATA POINTS)







                       First              Peer Group
                       Virginia       Southern    Local               Central
                       Banks, Inc.    Regional    Peer      Crestar   Fidelity

1990                   1.25           0.64        0.55       0.50       1.02
1991                   1.22           0.76        0.61       0.27       0.99
1992                   1.50           1.03        0.98       0.65       1.06
1993                   1.68           1.21        1.36       1.10       1.16
1994                   1.58           1.26        1.34       1.24       1.23

                          TRANSACTIONS WITH MANAGEMENT

     During the past year, certain of the directors and officers of First Virginia and their associates had loans outstanding from First Virginia's banking subsidiaries. Each of these loans was made in the ordinary course of the lending bank's business. In some cases, where officers of First Virginia or its subsidiaries had to be relocated, residential mortgage loans were made by First Virginia at favorable interest rates. However, none of the named executive officers has any residential mortgage loan from any of First Virginia's banking subsidiaries at favorable interest rates. All other loans have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1994, the aggregate amount of loans outstanding to all directors and executive officers of First Virginia and associates and members of their immediate families was approximately $7,729,815.

     First Virginia Bank and First Virginia Card Services, Inc. extend VISA and MasterCard privileges to directors, officers and employees of First Virginia and its subsidiaries. Except as noted below, interest is charged on VISA and MasterCard credit balances of employees and officers at a rate of 1% per month on sales transactions. Directors and executive officers of First Virginia and its subsidiaries are subject to generally prevailing rates.


                    II.  APPOINTMENT OF INDEPENDENT AUDITORS


     At the meeting a vote will be taken on a proposal to ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the year ending December 31, 1995. Ernst & Young LLP has served as independent auditors for First Virginia since 1974. Representatives of the firm are expected to be present at the stockholders' meeting and will be available to respond to appropriate questions and to make a statement if they desire to do so.


                             STOCKHOLDER PROPOSALS


     Any stockholder proposal intended to be presented at the 1996 Annual Meeting and included in First Virginia's 1996 Proxy Statement must be received by First Virginia no later than November 11, 1995. Upon receipt of any such proposal, First Virginia will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with regulations governing the solicitation of proxies.

     Under First Virginia's Bylaws, in order for a stockholder to nominate a candidate for director, written notice of the nomination must be given to First Virginia in advance of the meeting. Ordinarily, such notice must be given not less than 60 nor more than 90 days before the meeting. However, if First Virginia gives less than 70 days notice or prior public disclosure of the meeting, then the stockholder must give such notice within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made. The notice must include, among other things, (1) the name and record address of, and the class and amount of voting securities of First Virginia owned by, the stockholder proponent, (ii) the name, age, address and occupation of, and the class and amount of voting securities of First Virginia owned by, the nominee, and (iii) all information that would be required under Securities and Exchange Commission rules in a proxy statement soliciting proxies for such nominee. In order for a stockholder to bring other business before an annual meeting of stockholders, written notice must be given to First Virginia within the same time limits described above for the nomination of a candidate for director. The notice must include, among other things, (i) the name and record address of, and the class and amount of voting securities of First Virginia owned by, the stockholder proponent and any other stockholder known to be supporting such proposal, (ii) a brief description of the proposed business, the reasons for conducting such business at the annual meeting, and (iii) any financial or other interest of the stockholder in such proposal. These advance notice requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in First Virginia's Proxy Statement. In each case, the notice must be given to the Secretary of First Virginia at its principal executive offices, 6400 Arlington Boulevard, Falls Church, Virginia 22042-2336.

     The foregoing summary of certain provisions of First Virginia's Bylaws is not intended to be complete and is qualified in its entirety by reference to the Bylaws of First Virginia, copies of which will be furnished without charge to any stockholder upon written request to the Secretary.

                                 OTHER MATTERS


     Management does not know of any other business to be presented to the meeting except for matters incident to the conduct of the meeting. The persons named in the accompanying proxy will vote in accordance with the specifications on the proxy form and will vote in accordance with their best judgment on any other matters which properly come before the meeting.

     The cost of soliciting proxies will be borne by First Virginia. In addition to solicitation by mail, proxies may be solicited in person, by telephone or telegraph, or by directors, officers and employees of First Virginia. In addition, First Virginia has engaged D. F. King & Co., Inc. to aid in the distribution of proxy materials and to solicit proxies from brokers, nominees and security-holding companies for a fee of $6,500 plus out-of-pocket expenses. First Virginia does not expect to pay any other compensation for the solicitation of proxies, but will pay brokers, nominees, fiduciaries and other custodians their reasonable expenses for sending proxy material to principals and obtaining their instructions.

     A copy of First Virginia's Annual Report for 1994, including financial statements, is being mailed with this Proxy Statement to all stockholders of record. The Annual Report is not to be regarded as proxy soliciting material.

     FIRST VIRGINIA WILL PROVIDE WITHOUT CHARGE, UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING, A COPY OF ITS ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994 ON FORM 10-K, WHICH REPORT WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OR BEFORE MARCH 31, 1995. STOCKHOLDERS OF RECORD ON FEBRUARY 28, 1995 AND BENEFICIAL OWNERS OF SUCH SECURITIES SHOULD SUBMIT REQUESTS FOR SUCH REPORT TO THOMAS P. JENNINGS, SECRETARY, 6400 ARLINGTON BOULEVARD, FALLS CHURCH, VIRGINIA 22042-2336.


                            REVOCABLE PROXY
                      FIRST VIRGINIA BANKS, INC.

 X       PLEASE MARK VOTES
         AS IN THIS EXAMPLE

Proxy for Annual Meeting of Stockholders
          Friday, April 28, 1995






SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Thomas K.
Malone, Jr., E. Cabell Brand and W. Lee
Phillips, Jr. and each of them, proxies with full power to vote all of the stock of FIRST
VIRGINIA BANKS, INC., which the undersigned has the power to vote at the Annual Meeting of Stockholders to be held Friday, April 28, 1995, at 6400 Arlington Boulevard, Falls Church,
Virginia in the Fifth Floor Auditorium at
10 a.m., local time, and any adjournment thereof, in accordance with instructions noted below and at their discretion upon any other business not now known which properly may come before the said meeting, all as more fully set forth in the accompanying proxy statement, receipt of which is acknowledged.



                                 With-    For All
1. ELECTION OF DIRECTORS   For   hold    Except
                          (  )   (  )    (  )




 C    Class B (for a term of 3 years):
 O         Edward L. Breeden, III
 M         Gilbert R. Giordano
 M         Eric C. Kendrick
 O         John B. Melvin
 N         Robert H. Zalokar

      Class A  (for a term of 2 years):
           Barry J. Fitzpatrick

      (INSTRUCTION: To withhold authority to
      vote for any individual nominee, write
      that nominee's name in the space
      provided below.)

      ____________________________________






                         For   Against     Abstain
2. PROPOSAL TO RATIFY    ( )   ( )         ( )
   THE APPOINTMENT OF
   ERNST & YOUNG as
   independent auditors
   for the year 1995

       If no choice is indicated above, this proxy shall be deemed to grant authority to vote FOR the election of director nominees and to vote FOR the proposal. The stockholder's signature should be exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.





Please be sure to sign and date
this Proxy in the box below     Date



Stockholder sign above. Co-holder (if any) sign above

- ------------------------------------------------------------------------------
    Detach above card, sign, date and mail in postage paid envelope provided
                      FIRST VIRGINIA BANKS, INC.

                                  PLEASE ACT PROMPTLY
                                   SIGN, DATE & MAIL
                                 YOUR PROXY CARD TODAY